EXHIBIT 23.2

E.R. Kruchkowski, B.Sc., P. Geo.
23 Templeside Bay, N.E.
Calgary, Alberta T1Y 3L6
Canada

September 10, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re:       Bear River Resources, Inc. - Form SB-2 Registration Statement

Dear Sirs and Madames:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Bear River Resources, Inc., dated on or about September 10, 2007, and thereafter, and for any amendment in connection therewith, of the following:

  My report entitled "Redoubt Property Stewart, British Columbia, Skeena Mining Division, NTS 104A/4W, Latitude 56 08' Longitude 129 48'", dated December 7, 2006, which was prepared by me for Bear River Resources, Inc.

In addition, I hereby consent to the reference to my name included in the referenced Form SB-2 Registration Statement for Bear River Resources, Inc.

Yours truly,

/s/ E.R. Kruchkowski

E.R. Kruchkowski, B.Sc., P. Geo.